                                                                 EXHIBIT 11.1(d)

===============================================================================================================
                               LANDLORD'S CONSENT
PRINCIPAL      LOAN DATE      MATURITY       LOAN NO        CALL/COLL     ACCOUNT        OFFICER        INITIALS
               02-07-2002    02-28-2007    932900001-4                    932900001-4     22163          [INITIALS ILLEGIBLE]

================================================================================================================
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

BORROWER:  INTERNATIONAL REMOTE                     LENDER:  CALIFORNIA BANK & TRUST
           IMAGING SYSTEMS, INC.                             COMMERCIAL LOAN CENTER
           9162 ETON AVENUE                                  550 SOUTH HOPE STREET, SUITE 300
           CHATSWORTH, CA 91311                              LOS ANGELES, CA 90071

================================================================================


THIS LANDLORD'S CONSENT IS ENTERED INTO AMONG INTERNATIONAL REMOTE IMAGING SYSTEMS, INC. ("BORROWER"), WHOSE ADDRESS IS 9162 ETON AVENUE, CHATSWORTH, CA 91311; CALIFORNIA BANK & TRUST ("LENDER"), WHOSE ADDRESS IS COMMERCIAL LOAN CENTER, 550 SOUTH HOPE STREET, SUITE 300, LOS ANGELES, CA 90071; AND NORTH PARK INDUSTRIAL CENTER ("LANDLORD"), WHOSE ADDRESS IS C/O WEST AMERICAN CONSTRUCTION, CORPORATION, 8929 WILSHIRE BLVD., #400, BEVERLY HILLS, CA 90211. Borrower and Lender have entered into, or are about to enter into, an agreement whereby Lender has acquired or will acquire a security interest or other interest in the Collateral. Some or all of the Collateral may be affixed or otherwise become located on the Premises. To induce Lender to extend the Loan to Borrower against such security interest in the Collateral and for other valuable consideration, Landlord hereby agrees with Lender and Borrower as follows.

COLLATERAL DESCRIPTION. The word "Collateral" means certain of Borrower's personal property in which Lender has acquired or will acquire a security interest, including without limitation the following specific property:

      ALL INVENTORY, EQUIPMENT, ACCOUNTS (INCLUDING BUT NOT LIMITED TO ALL HEALTH-CARE-INSURANCE RECEIVABLES), CHATTEL PAPER, INSTRUMENTS (INCLUDING BUT NOT LIMITED TO ALL PROMISSORY NOTES), LETTER-OF-CREDIT RIGHTS, LETTERS OF CREDIT, DOCUMENTS, DEPOSIT ACCOUNTS, INVESTMENT PROPERTY, MONEY, OTHER RIGHTS TO PAYMENT AND PERFORMANCE, AND GENERAL INTANGIBLES (INCLUDING BUT NOT LIMITED TO ALL SOFTWARE AND ALL PAYMENT INTANGIBLES); ALL FIXTURES; ALL ATTACHMENTS, ACCESSIONS, ACCESSORIES, FITTINGS, INCREASES, TOOLS, PARTS, REPAIRS, SUPPLIES, AND COMMINGLED GOODS RELATING TO THE FOREGOING PROPERTY, AND ALL ADDITIONS, REPLACEMENTS OF AND SUBSTITUTIONS FOR ALL OR ANY PART OF THE FOREGOING PROPERTY; ALL INSURANCE REFUNDS RELATING TO THE FOREGOING PROPERTY; ALL GOOD WILL RELATING TO THE FOREGOING PROPERTY; ALL RECORDS AND DATA AND EMBEDDED SOFTWARE RELATING TO THE FOREGOING PROPERTY, AND ALL EQUIPMENT, INVENTORY AND SOFTWARE TO UTILIZE, CREATE, MAINTAIN AND PROCESS ANY SUCH RECORDS AND DATA ON ELECTRONIC MEDIA; AND ALL SUPPORTING OBLIGATIONS RELATING TO THE FOREGOING PROPERTY; ALL WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER NOW OWNED OR HEREAFTER ACQUIRED OR WHETHER NOW OR HEREAFTER SUBJECT TO ANY RIGHTS IN THE FOREGOING PROPERTY; AND ALL PRODUCTS AND PROCEEDS (INCLUDING BUT NOT LIMITED TO ALL INSURANCE PAYMENTS) OF OR RELATING TO THE FOREGOING PROPERTY.

DISCLAIMER OF INTEREST. Landlord hereby consents to Lender's security interest (or other interest) in the Collateral and disclaims all interests, liens and claims which Landlord now has or may hereafter acquire in the Collateral. Landlord agrees that any lien or claim it may now have or may hereafter have in the Collateral will be subject at all times to Lender's security interest (or other present or future interest) in the Collateral and will be subject to the rights granted by Landlord to Lender in this Agreement.

ENTRY ONTO PREMISES. Landlord and Borrower grant to Lender the right to enter upon the Premises for the purpose of removing the Collateral from the Premises or conducting sales of the Collateral on the Premises. The rights granted to Lender in this Agreement will continue until a reasonable time after Lender receives notice in writing from Landlord that Borrower no longer is in lawful possession of the Premises. If Lender enters onto the Premises and removes the Collateral, Lender agrees with Landlord not to remove any Collateral in such a way that the Premises are damaged, without either repairing any such damage or reimbursing Landlord for the cost of repair.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement: This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties to this Agreement. The covenants of Borrower and Landlord respecting subordination of the claim or claims of Landlord in favor of Lender shall extend to, include, and be enforceable by any transferee or endorsee to whom Lender may transfer any claim or claims to which this Agreement shall apply. Lender need not accept this Agreement in writing or otherwise to make it effective. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If Landlord is other than an individual, any agent or other person executing this Agreement on behalf of Landlord represents and warrants to Lender that he or she has full power and authority to execute this Agreement on Landlord's behalf. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is in writing and signed by Lender. Without notice to Landlord and without affecting the validity of this Consent, Lender may do or not do anything it deems appropriate or necessary with respect to the Loan, any obligors on the Loan, or any Collateral for the Loan; including without limitation extending, renewing, rearranging, or accelerating any of the Loan indebtedness.

AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

NO WAIVER BY LENDER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Landlord, shall constitute a waiver of any of Lender's rights or of any of Landlord's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

      AGREEMENT. The word "Agreement" means this Landlord's Consent, as this Landlord's Consent may be amended or modified from time to time, together with all exhibits and schedules attached to this Landlord's Consent from time to time.

      BORROWER. The word "Borrower" means International Remote Imaging Systems, Inc., and all other persons and entities signing the Note in whatever capacity.

                               LANDLORD'S CONSENT
LOAN NO: 932900001-4               (CONTINUED)                            PAGE 2

================================================================================

      COLLATERAL. The word "Collateral" means all of Borrower's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

      LANDLORD. The word "Landlord" means North Park Industrial Center, and is used for convenience purposes only. Landlord's interest in the Premises may be that of a fee owner, lessor, sublessor or lienholder, or that of any other holder of an interest in the Premises which may be, or may become, prior to the interest of Lender.

      LENDER. The word "Lender" means California Bank & Trust, its successors and assigns.

      LOAN. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced.

      PREMISES. The word "Premises" means the real property.

      RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

BORROWER AND LANDLORD ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS LANDLORD'S CONSENT, AND BORROWER AND LANDLORD AGREE TO ITS TERMS. THIS AGREEMENT IS DATED FEBRUARY 7, 2002.


BORROWER:



INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

BY:  /s/ JOHN A. O'MALLEY
   -------------------------------------------
   DR. JOHN A. O'MALLEY, CEO/CHAIRMAN OF
   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

BY:  /s/ JOHN CALOZ
   -------------------------------------------
   JOHN CALOZ, CFO/SECRETARY OF INTERNATIONAL
   REMOTE IMAGING SYSTEMS, INC.


LANDLORD:                                           LENDER:



NORTH PARK INDUSTRIAL CENTER                        CALIFORNIA BANK & TRUST

BY:  /s/ [SIGNATURE ILLEGIBLE]                      X  /s/ [SIGNATURE ILLEGIBLE]
   -------------------------------------------      ----------------------------
   AUTHORIZED SIGNER FOR NORTH PARK INDUSTRIAL      AUTHORIZED OFFICER
   CENTER

BY:
   -------------------------------------------
   AUTHORIZED SIGNER FOR NORTH PARK INDUSTRIAL
   CENTER


================================================================================
LASER PRO Lending, Ver. 5.19.00.08 Copr. Harland Financial Solutions, Inc. 1997,
     2002. All Rights Reserved. - CA M:\WINAPPS\CFI\LPL\E45.FC TR-5164 PR-1



The signature of the lessor hereon is not binding upon the Lessor until the Rider attached hereto contains the signature and, if necessary, a notarization of the signature, of the Lender or Secured Party.

                         RIDER TO SECURED LOAN DOCUMENT

      This Agreement is a Rider to and is hereby made a part of the particular secured loan document ("Secured Loan Document") to which it is attached, whether such document be entitled a Consent to Removal of Personal Property Affixed to Real Property, an Easement and Subordination or other title providing for the rights of the undersigned Secured Party, Lender, or Bank ("Secured Party") to enter upon the real property ("Premises") described in the Secured Loan Document and owned by the Lessor identified in the Secured Loan Document ("Lessor"), to remove certain personal property described in the Secured Loan Document and, if applicable, to occupy the Premises for the purpose of carrying out Secured Party's rights under the Secured Loan Document:

                                  WITNESSETH:

      In consideration of the Lessor entering into the Secured Loan Document to which this Rider is attached, Secured Party hereby agrees as follows, in addition to any and all agreements of Secured Party contained in the Secured Loan Document and notwithstanding anything to the contrary contained in the Secured Loan Document:

      1 . In the event that the Premises are damaged by the removal of any personal property from the Premises, Secured Party shall repair any and all such damage or shall reimburse Lessor for the cost thereof within five (5) business days after receipt of an itemized statement from Lessor as to the cost of repair of such damage.

      2. In the event that the Lessee which is Secured Party's debtor has failed to make any payment of rent or other charges to Lessor, and Secured Party occupies the Premises for any period of time in order to carry out its rights under the Secured Loan Document, Secured Party shall pay to Lessor the rent and other charges, including but not limited to taxes and insurance, provided in the lease agreement between Lessor and Lessee attributable to the period commencing upon Secured Party's entering into occupation of the Premises and ending upon Secured Party's vacating the Premises.

      3. If the Secured Loan Document and/or this Rider is recorded, Secured Party agrees that it shall, at its sole expense, remove the lien of the Secured Loan Document from the Premises on the earlier of (i) repayment of the secured indebtedness or (ii) expiration of the lease between Lessor and Lessee. In the event that Secured Party fails to remove such lien and Lessor is required to remove such lien, at its expense, Secured Party hereby agrees to reimburse Lessor, within five (5) business days of receipt of a statement therefore, for all expenses incurred by Lessor, including but not limited to recording fees and attorneys' fees, incurred by Lessor in removing said lien from the Premises.

      4. Lessor's signature on the Secured Loan Document is not valid unless Secured Party has signed this Rider and, if signatures on the Secured Loan Document are notarized, unless Secured Party's signature on this Rider is notarized.


Date:    2/8/02
     ----------------                        SECURED PARTY


                                             /s/ [SIGNATURE ILLEGIBLE]
                                             -------------------------

                                             /s/ [SIGNATURE ILLEGIBLE]
                                             -------------------------